UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
Crescent Real Estate Equities Company
(Exact name of registrant as specified in its charter)

Texas	1-13038	52-1862813
(State or other jurisdiction	(Commission	(IRS Employer
of organization)	File Number)	Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 7.01. Regulation FD Disclosure.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Press Release
Investor Presentation
Fourth Quarter 2006 Supplemental Operating Data

Item 2.02. Results of Operations and Financial Condition.
     On March 1, 2007, we issued a press release to report certain financial results for the year ended December 31, 2006. The press release is furnished as Exhibit 99.1 hereto. On that date, we also posted to our Web site (www.crescent.com) our fourth quarter 2006 supplemental operating data and an investor presentation containing information about the Strategic Plan, which is described in detail below. The investor presentation and supplemental operating data are furnished as Exhibits 99.2 and 99.3, respectively, to this Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As part of our announcement on March 1, 2007 of the Strategic Plan, we described our plan to reduce general and administrative expenses, all as described in detail below. As part of our efforts to achieve this reduction, on March 1, 2007, we announced the following management changes, which, unless otherwise described below, shall take effect on the date following the filing of the last of the Company’s or the Operating Partnership’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2006.
Resignation of Jerry R. Crenshaw, Jr. as Managing Director and Chief Financial Officer
     Jerry R. Crenshaw, Jr., the Managing Director and Chief Financial Officer of the Company and the General Partner, will resign from his positions with the Company and the General Partner. Following his resignation, it is expected that Mr. Crenshaw will serve as an advisor to the Company through December 31, 2008. The terms of this advisory arrangement as well as the terms of any severance arrangement have yet to be determined. We will file an amendment to this Form 8-K to describe the material terms of this arrangement when the terms are determinable.
Jane E. Mody to become Managing Director, Chief Financial Officer
     Jane E. Mody will become the Chief Financial Officer for the Company and the General Partner, succeeding Jerry R. Crenshaw, Jr. Ms. Mody will continue to perform the duties of her current position as Managing Director, Capital Markets for the Company and the General Partner. Ms. Mody, age 55, has served as Managing Director, Capital Markets of the Company and the General Partner since March 2005, prior to which time Ms. Mody’s title was Executive Vice President, Capital Markets of the Company and the General Partner. Prior to joining the Company in February 2001, Ms. Mody served as Vice President of Goldman, Sachs & Co. from February 2000 to February 2001. While at Goldman, Sachs & Co., Ms. Mody worked with the real estate merchant banking division and was responsible for fund reporting for nine real estate opportunity funds. She served as Managing Director and Chief Financial Officer of Pacific Retail Trust, a private REIT, which she co-founded, from December 1993 until February 1999 when Pacific Retail Trust merged into Regency Realty Corporation (currently Regency Centers Corporation), a publicly traded REIT. From February 1999 to August 1999, Ms. Mody served as a consultant to Regency Realty Corporation. Prior to co-founding Pacific Retail Trust, Ms. Mody served as Executive Vice President of Rosewood Property Company, a real estate investment company, from April 1988 to December 1993. Ms. Mody serves on the board of the Dallas Chapter of the American Red Cross. Ms. Mody graduated from Austin College with a Bachelor of Arts degree and holds a Master of Business Administration degree in International Business from the University of Dallas.
Suzanne M. Stevens to become Senior Vice President and Chief Accounting Officer
     Suzanne M. Stevens will succeed Mr. Crenshaw as principal accounting officer and will become the Senior Vice President and Chief Accounting Officer for the Company and the General Partner. Ms. Stevens, age 37, joined the Company in 2004 and has served in various capacities, including Financial Analyst, Financial Manager and Assistant Controller, Vice President, Controller and, since March 2004, she has served as Senior Vice President, Controller of the Company and the General Partner. Prior to joining the Company, Ms. Stevens served as senior auditor for Arthur Anderson LLP from August 1992 until August 1994. Ms. Stevens holds a Bachelor of Business Administration degree in accounting and finance from Texas Christian University and is a Certified Public Accountant.

Resignation of Kenneth S. Moczulski as Managing Director, Investments
     Kenneth S. Moczulski, the Managing Director, Investments of the Company and the General Partner, will resign from his positions with the Company and the General Partner. The effective date of Mr. Moczulski’s resignation and the terms of any severance arrangement have yet to be determined. The Company will file an amendment to this Form 8-K to describe the material terms of any arrangement when the terms are determinable.
Item 7.01. Regulation FD Disclosure.
     The information contained in this section is being furnished under Item 7.01 — Regulation FD Disclosure. This information, including exhibits referenced herein, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.
     On March 1, 2007, we announced the results of our review of strategic alternatives and a plan for future operations (the “Strategic Plan”). Details of this plan are contained in a letter to our shareholders, which is part of the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K and posted to our Web site (www.crescent.com). On that date, we also posted to our Web site an investor presentation containing updated information about our strategy and completed and planned transactions and our Fourth Quarter 2006 Supplemental Operating Data. The investor presentation and the Supplemental Operating Data are furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K.
Item 8.01. Other Events.
     We have concluded a review of strategic alternatives first announced on November 1, 2006. Based on that review, we today announced a plan designed to simplify our business model by concentrating on our core office properties business.
     Key elements of the Strategic Plan include:
•	Sale of all resort and hotel assets. Properties to be sold include the Fairmont Sonoma Mission Inn & Spa®, Ventana Inn & Spa in Big Sur, CA, the Park Hyatt Beaver Creek Resort & Spa, and three business-class hotels.

•	Sale of resort residential developments. Properties and assets to be sold include Crescent Resort Development and Desert Mountain Development Corporation.

•	Opportunistic sale of office properties. Properties to be sold include virtually all suburban Dallas properties and all Austin properties, as well as our single assets in Phoenix, AZ, and in Seattle, WA.

•	Reduction of general and administrative expenses by more than $17 million, or $0.14 per share. Implementation of savings will begin immediately and is expected to be fully phased in by the end of 2007. We will take a charge of approximately $5 million for severance costs.

•	Use of sales proceeds to retire debt. We plan to first use the proceeds from asset sales to retire debt. We expect that our balance sheet will be significantly strengthened and our cost of capital lowered, giving us capacity for growth.
     In addition to the above elements, we are considering alternatives for our interest in Canyon Ranch® in conjunction with the founders of Canyon Ranch®. We intend to align our dividend with industry-accepted pay-out ranges to allow for retention of additional capital for growth. We will communicate our dividend plans as we execute asset sales. After completing these dispositions, our remaining office portfolio is expected to consist of 22.6 million square feet, of which 11.7 million square feet, or 52%, will be owned in joint venture. Our effective ownership will be 14.0 million square feet.

Risk Factors
     You should carefully consider the following risks associated with our Strategic Plan and all of the other information set forth in this Current Report on Form 8-K, including the exhibits hereto, as well as the risks set forth in our other filings with the Securities and Exchange Commission. If any of the events or developments described below were actually to occur, our business, financial condition or results of operations could be adversely affected.
     If we are unable to effectively implement the Strategic Plan, our business, financial condition, operating results and common share price could suffer.
     The implementation of the Strategic Plan requires the Company to complete sales of numerous properties and businesses, and effect a substantial reduction in our general and administrative expenses, which will include a significant reduction in personnel. No assurance can be given that we will be able to fully implement the Strategic Plan, or that the implementation will not have an adverse effect on our operations or financial condition. If we fail to implement the Strategic Plan, or if the implementation is longer, more costly or otherwise less successful than projected, we could be subject to various adverse consequences, including, but not limited to, the following:
•	we may face various disruptions to the operation of our business as a result of the substantial time and effort invested by our management in connection with the Strategic Plan, and may be unable to respond effectively to competitive pressures or take advantage of new business opportunities;

•	our decision to implement the Strategic Plan may cause harm to relationships with our employees and/or may divert employee attention away from day-to-day operations of our business;

•	our decision to implement the Strategic Plan may cause harm to relationships with our strategic business partners, including our relationships with the management of Canyon Ranch and East-West Partners;

•	regardless of our ability to consummate the Strategic Plan, we would remain liable for significant costs relating thereto, including, among others, severance and retention payments, and accounting, legal and financial advisory expenses; and

•	an announcement that we have abandoned or cannot fully implement the Strategic Plan could trigger a decline in our common share price to the extent that our share price reflects a market assumption that we will complete the Strategic Plan.
     Our Strategic Plan calls for us to focus our operations through divestitures. We may be unable to make these divestitures on terms that are acceptable, or at all.
     We anticipate making a number of divestitures of our hotel and resort properties, our non-core office properties and our resort and residential development business in accordance with our Strategic Plan. Real estate investments generally cannot be sold quickly. Our ability to do so on favorable terms may be limited by the availability of interested purchasers and internal demand on our resources. We may not be able to identify purchasers and negotiate acceptable terms on a timely basis or at all. We may not be able to sell these properties for a gain relative to current net book value of such properties. To the extent we are unable to sell these properties for our book value, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.
     A loss of key personnel or highly skilled employees could disrupt our operations and implementation of our Strategic Plan.
     Our officers are critical to the management and direction of our business, and to our implementation of our Strategic Plan. Our future success depends, in large part, on our ability to retain these officers and other capable management personnel. We do not presently have employment agreements with any of our executive officers. Although we believe that we will be able to attract and retain talented personnel and replace key personnel should the need arise, including by making retention payments in connection with the Strategic Plan, our inability to do so could disrupt our operations, including implementation of our Strategic Plan.

     We cannot assure you we will continue to make distributions at historical rates or provide certainty as to what our future dividend rate or policy will be.
     We anticipate that we will adjust our dividend rate to be consistent with industry-accepted pay-out ranges and to allow for retention of additional capital for repayment of debt, redemption of preferred equity or growth in conjunction with implementation of our Strategic Plan. There are a number of factors that will affect our decision as to the amount and timeframe of adoption of any new dividend rate, including the following:
•	our financial condition and results of future operations;

•	our ability to sell certain properties and businesses at attractive rates or at all in accordance with our Strategic Plan and the timing of such sales;

•	the terms of our debt covenants and our outstanding preferred shares;

•	dividend pay-out ranges in the REIT industry; and

•	our ability to make reductions in our general and administrative expenses in accordance with our Strategic Plan, as well as the timing of such reductions.
     If we do not maintain the dividend rate on our common shares, it could have an adverse effect on the market price of our common shares. Our outstanding preferred shares have a fixed dividend rate and, with respect to the right of the payment of dividends, such shares rank senior to our common shares. In addition to being subject to payment in full of the dividends on our outstanding preferred shares, payment of dividends on our common shares also is subject to payment of interest on our existing debt or any debt we may incur in the future, and may be subject to payment in full of the dividends on any preferred shares we may offer in the future.
     Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements are generally characterized by terms such as “believe”, “expect”, “anticipate” and “may”. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those described in the forward-looking statements.
     Factors that might cause such a difference include the risk factors described above as well as the following:
•	Our ability, at our office properties, to timely lease unoccupied square footage and timely re-lease occupied square footage upon expiration or termination on favorable terms, which properties continue to be adversely affected by existing real estate conditions (including the vacancy levels in particular markets, decreased rental rates and competition from other properties) and which may also be adversely affected by general economic downturns;

•	Adverse changes in the financial condition of existing office customers and the ability of these office customers to pay rent;

•	Lack of control and limited flexibility in dealing with our jointly owned investments;

•	Our ability to make the repayments of our indebtedness and redeem our preferred equity contemplated by the Strategic Plan together with our ability to reinvest available funds at anticipated returns and consummate anticipated office acquisitions and dispositions on favorable terms and within anticipated time frames;

•	The ability of El Paso Energy to satisfy its obligations to pay rent and termination fees in accordance with the terms of its agreement with the Company;

•	The concentration of a significant percentage of our office assets in Texas;

•	Pending our sale of our resort and hotel assets and our resort residential development business, risks associated with owning and operating those assets and businesses, including:
•	The ability of our resort residential segment to develop, sell and deliver units and lots within anticipated time frames and within anticipated profit margins;

•	Deterioration in the market or in the economy generally and increases in construction cost associated with development of residential land or luxury residences, including single-family homes, town homes and condominiums; and

•	Deterioration in our resort/business-class hotel markets or in the economy generally and increase in construction cost associated with the development of resort/hotel properties;
•	Financing risks, such as the our ability to generate revenue sufficient to service and repay existing or additional debt, increases in debt service associated with increased debt and with variable-rate debt, the our ability to meet financial and other covenants, liquidity risks related to the use of warehouse facilities governed by repurchase agreements to fund certain of our mezzanine investments, and our ability to consummate financings and refinancings on favorable terms and within any applicable time frames;

•	Reduced availability of insurance coverage on our owned properties for losses due to catastrophic events, such as windstorms and floods;

•	The inherent risk of our mezzanine investments, which are structurally or contractually subordinated to senior debt, may become unsecured as a result of foreclosure by a senior lender on its collateral and are riskier than conventional mortgage loans;

•	Our failure to have effective internal control over financial reporting as a result of three incorrect accounting policies that constituted a material weakness, to be described in more detail in our filings with the SEC;

•	The existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, the effect of the new Texas franchise tax legislation on Texas real estate investment trusts and the adverse consequences of the failure to qualify as a REIT; and

•	Other risks detailed from time to time in our filings with the SEC.
     Given these uncertainties, readers are cautioned not to place undue reliance on such statements. We are not obligated to update these forward-looking statements to reflect any future events or circumstances.
Item 9.01. Financial Statements and Exhibits.
     The following exhibits are included in this Form 8-K.
     (d) Exhibits

99.1	Press Release, dated March 1, 2007 of Crescent Real Estate Equities Company relating to the Strategic Plan and certain financial results for the year ended December 31, 2006

99.2	Investor Presentation of Crescent Real Estate Equities Company on March 1, 2007

99.3	Fourth Quarter 2006 Supplemental Operating Data of Crescent Real Estate Equities Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY

Date: March 1, 2007	By:	/s/ David M. Dean

David M. Dean
Managing Director, Law and Secretary